Exhibit 99.1

Nine Energy Service Announces Third Quarter 2024 Results

•	Increased revenue ~4% quarter over quarter, despite the average Q3 US rig count declining by ~3%

•	Sequential quarterly net loss improved and decreased by ~28% for the third quarter of 2024

•	Sequential quarterly adjusted EBITDAA increased by ~47% for the third quarter of 2024

•	Revenue, net loss and adjusted EBITDA of $138.2 million, $(10.1) million and $14.3 million, respectively, for the third quarter of 2024

•	Increased cementing revenue by ~12% quarter over quarter

•	Total liquidity as of September 30, 2024 of $43.3 million

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported third quarter 2024 revenues of $138.2 million, net loss of $(10.1) million, or $(0.26) per diluted share and $(0.26) per basic share, and adjusted EBITDA of $14.3 million. The Company had provided original third quarter 2024 revenue guidance between $127.0 and $137.0 million, with actual results coming in above the provided range.

“Despite the average US rig count declining quarter over quarter, we increased our revenue by approximately 4%, with revenue coming in above the originally provided guidance,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service.

“Nine outperformed market drivers this quarter due in large part to market share gains across operating basins in our cementing division. Cementing revenue increased by approximately 12% over Q2, despite a declining rig count. Our cementing team has been able to differentiate itself in the market by offering what we believe to be the most advanced cementing slurries in the industry, coupled with excellent wellsite execution.”

“Revenue across the remaining service lines were relatively flat, however better utilization across Nine, an increase in international tool sales and cost saving initiatives helped increase profitability this quarter.”

“The market has mostly stabilized from an activity and pricing perspective, but commodity prices continue to fluctuate with global conflicts, weather and OPEC+ behavior. Natural gas prices remain challenging, keeping activity levels in basins like the Northeast and Haynesville low, impacting all of Nine’s service lines. Due to typical budget exhaustion, weather, and holiday slow-downs, as well as an expected decrease in international tool sales, we anticipate Q4 revenue and profitability to be down compared to Q3.”

“We remain positive on demand and the outlook for oil and natural gas. It is too early to provide specifics on 2025 activity levels, but if we see supportive commodity prices, in conjunction with the resetting of customer budgets, we would anticipate a moderate activity pick up in 2025 over current levels.”

“Nine is well positioned in the natural gas basins, as well as throughout the US, to capitalize on an improving market. We have seen our earnings respond significantly and quickly with increased market activity. I believe our service and commodity diversity is critical and that we are differentiated through our technology and service offerings. Our strategy of providing an asset-light business with forward-leaning technology is unchanged and we will continue to focus on increasing profitability in whatever market we are faced with.”

Operating Results

During the third quarter of 2024, the Company reported revenues of $138.2 million, gross profit of $16.1 million and adjusted gross profitB of $24.7 million. During the third quarter, the Company generated ROIC of (14.7)% and adjusted ROICC of 3.9%.

During the third quarter of 2024, the Company reported general and administrative (“G&A”) expense of $12.4 million. Depreciation and amortization expense (“D&A”) in the third quarter of 2024 was $9.0 million.

The Company’s tax provision was approximately $0.4 million year to date. The provision for 2024 is the result of the Company’s tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

During the third quarter of 2024, the Company reported net cash used in operating activities of $(5.9) million. Capital expenditures totaled $3.6 million during the third quarter of 2024 and totaled $11.7 million for the full year through September 30, 2024. The Company’s full-year 2024 capex guidance is $10 to $15 million.

As of September 30, 2024, Nine’s cash and cash equivalents were $15.7 million, and the Company had $27.6 million of availability under the revolving credit facility, resulting in a total liquidity position of $43.3 million as of September 30, 2024. On September 30, 2024, the Company had $50.0 million of borrowings under the revolving credit facility. On October 10, 2024, the Company repaid $3.0 million of outstanding borrowings under the revolving credit facility.

As per the terms of the indenture governing Nine’s senior secured notes, the Company is required to periodically offer to repurchase such notes with a portion of any Excess Cash Flow. Nine did not generate any Excess Cash Flow, as defined in the indenture, in the most recently ended two fiscal quarters (the six-month period ended September 30, 2024). As a result, no Excess Cash Flow offer will be made to noteholders this month.

During the third quarter of 2024, the Company sold approximately 1.2 million shares of common stock under its at-the-market equity offering program, which generated approximately $1.4 million in net proceeds. For the nine months ended September 30, 2024, a total of approximately 5.4 million shares have been sold, which generated net proceeds of $8.2 million.

ABCSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Friday, November 1, 2024, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through November 15, 2024 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13746652.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024
Revenues	$138,157	$132,401
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	113,451	112,048
General and administrative expenses	12,366	12,482
Depreciation	6,226	6,602
Amortization of intangibles	2,796	2,796
(Gain) loss on revaluation of contingent liability	383	(118)
Loss on sale of property and equipment	484	27

Income (loss) from operations	2,451	(1,436)
Interest expense	12,879	12,782
Interest income	(196)	(154)
Other income	(162)	(162)

Loss before income taxes	(10,070)	(13,902)
Provision for income taxes	73	139

Net loss	$(10,143)	$(14,041)
Loss per share
Basic	$(0.26)	$(0.40)
Diluted	$(0.26)	$(0.40)
Weighted average shares outstanding
Basic	39,209,798	35,477,154
Diluted	39,209,798	35,477,154
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(9)	$53

Total other comprehensive income (loss), net of tax	(9)	53

Total comprehensive loss	$(10,152)	$(13,988)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	September 30, 2024	June 30, 2024
Assets
Current assets
Cash and cash equivalents	$15,652	$26,027
Accounts receivable, net	79,732	84,398
Income taxes receivable	615	679
Inventories, net	55,833	59,710
Prepaid expenses and other current assets	5,784	7,519

Total current assets	157,616	178,333
Property and equipment, net	73,659	77,057
Operating lease right of use assets, net	37,009	38,456
Finance lease right of use assets, net	27	48
Intangible assets, net	82,041	84,837
Other long-term assets	2,880	2,991

Total assets	$353,232	$381,722

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$30,465	$39,395
Accrued expenses	23,070	32,393
Current portion of long-term debt	—	730
Current portion of operating lease obligations	10,548	10,415
Current portion of finance lease obligations	17	30

Total current liabilities	64,100	82,963
Long-term liabilities
Long-term debt	318,469	318,748
Long-term operating lease obligations	27,091	28,686
Other long-term liabilities	1,133	1,040

Total liabilities	410,793	431,437

Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 42,363,805 and 41,167,385 shares issued and outstanding at September 30, 2024 and June 30, 2024, respectively)	424	412
Additional paid-in capital	805,509	803,215
Accumulated other comprehensive loss	(5,025)	(5,016)
Accumulated deficit	(858,469)	(848,326)

Total stockholders’ equity (deficit)	(57,561)	(49,715)

Total liabilities and stockholders’ equity (deficit)	$353,232	$381,722

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024
Cash flows from operating activities
Net loss	$(10,143)	$(14,041)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation	6,226	6,602
Amortization of intangibles	2,796	2,796
Amortization of deferred financing costs	1,935	1,862
Amortization of operating leases	3,317	3,337
Provision for doubtful accounts	112	346
Provision for inventory obsolescence	429	338
Stock-based compensation expense	837	807
Loss on sale of property and equipment	484	27
(Gain) loss on revaluation of contingent liability	383	(118)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	4,557	6,227
Inventories, net	3,487	(3,654)
Prepaid expenses and other current assets	1,736	2,279
Accounts payable and accrued expenses	(18,653)	10,488
Income taxes receivable/payable	62	(334)
Operating lease obligations	(3,274)	(3,288)
Other assets and liabilities	(141)	(780)

Net cash (used in) provided by operating activities	(5,850)	12,894

Cash flows from investing activities
Proceeds from sales of property and equipment	318	6
Purchases of property and equipment	(3,401)	(2,639)

Net cash used in investing activities	(3,083)	(2,633)

Cash flows from financing activities
Proceeds from revolving credit facility	3,000	—
Payments on revolving credit facility	(5,000)	—
Payments of short-term debt	(730)	(1,075)
Principal payments of finance leases	(13)	(17)
Payments of contingent liability	(123)	(184)
Proceeds from issuance of common stock under ATM program	1,469	6,780

Net cash (used in) provided by financing activities	(1,397)	5,504

Impact of foreign currency exchange on cash	(45)	25

Net increase (decrease) in cash and cash equivalents	(10,375)	15,790
Cash and cash equivalents
Beginning of period	26,027	10,237

End of period	$15,652	$26,027

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024
Net loss	$(10,143)	$(14,041)
Interest expense	12,879	12,782
Interest income	(196)	(154)
Depreciation	6,226	6,602
Amortization of intangibles	2,796	2,796
Provision for income taxes	73	139

EBITDA	$11,635	$8,124

(Gain) loss on revaluation of contingent liability (1)	383	(118)
Restructuring charges	177	315
Stock-based compensation expense	837	807
Cash award expense	770	580
Loss on sale of property and equipment	484	27

Adjusted EBITDA	$14,286	$9,735

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.

NINE ENERGY SERVICE, INC.

RECONCILIATION AND CALCULATION OF ADJUSTED ROIC

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024
Net loss	$(10,143)	$(14,041)
Add back:
Interest expense	12,879	12,782
Interest income	(196)	(154)
Restructuring charges	177	315

Adjusted after-tax net operating income (loss)	$2,717	$(1,098)

Total capital as of prior period-end:
Total stockholders’ deficit	$(49,715)	$(43,314)
Total debt	352,730	353,805
Less: cash and cash equivalents	(26,027)	(10,237)

Total capital as of prior period-end:	$276,988	$300,254

Total capital as of period-end:
Total stockholders’ deficit	$(57,561)	$(49,715)
Total debt	350,000	352,730
Less: cash and cash equivalents	(15,652)	(26,027)

Total capital as of period-end:	$276,787	$276,988

Average total capital	$276,888	$288,621

ROIC	-14.7%	-19.5%
Adjusted ROIC	3.9%	-1.5%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024
Calculation of gross profit:
Revenues	$138,157	$132,401
Cost of revenues (exclusive of depreciation and amortization shown separately below)	113,451	112,048
Depreciation (related to cost of revenues)	5,791	6,139
Amortization of intangibles	2,796	2,796

Gross profit	$16,119	$11,418

Adjusted gross profit reconciliation:
Gross profit	$16,119	$11,418
Depreciation (related to cost of revenues)	5,791	6,139
Amortization of intangibles	2,796	2,796

Adjusted gross profit	$24,706	$20,353

NINE ENERGY SERVICE, INC.

EXCESS CASH FLOW CALCULATION

(In Thousands)

(Unaudited)

September 30, 2024
Net cash provided by operating activities (1)	$7,044
Repurchases of common stock in connection with stock-based employee compensation	—
Capital expenditures used or useful in a Permitted Business:
Purchases of property and equipment	(6,040)
Proceeds from sales of property and equipment	324
Repayments of ABL Obligations	834
Charges in respect of finance lease obligations	(30)
Debt issuance costs	—
Payments on short-term debt	(1,805)
Impact of foreign exchange rate on cash	(20)
Contingent liability payments	(307)

Excess Cash Flow	$—
Excess Cash Flow %	75%
Excess Cash Flow Amount	$—

(1)

Amount consists of the Company’s consolidated operating cash flow, determined in accordance with GAAP, for the fiscal quarter ended June 30, 2024 ($12.9 million of net cash provided by operating activities) and for the fiscal quarter ended September 30, 2024 ($5.9 million of net cash used in operating activities)

See the definition of Excess Cash Flow included in the Indenture filed as Exhibit 4.2 to the Current Report on Form 8-K filed February 1, 2023

AAdjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) loss or gain on revaluation of contingent liabilities, (v) loss or gain on the extinguishment of debt, (vi) loss or gain on the sale of subsidiaries, (vii) restructuring charges, (viii) stock-based compensation and cash award expense, (ix) loss or gain on sale of property and equipment, and (x) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes adjusted EBITDA provides useful information to us and our investors regarding our financial condition and results of operations because it allows us and them to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted gross profit (loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management believes adjusted gross profit (loss) provides useful information to us and our investors regarding our financial condition and results of operation and helps management evaluate our operating performance by eliminating the impact of depreciation and amortization, which we do not consider indicative of our core operating performance.

CAdjusted return on invested capital (“adjusted ROIC”) is defined as adjusted after-tax net operating profit (loss), divided by average total capital. We define adjusted after-tax net operating profit (loss), which is a non-GAAP measure, as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) interest expense (income), (v) restructuring charges, (vi) loss (gain) on the sale of subsidiaries, (vii) loss (gain) on extinguishment of debt, and (viii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute and use the average of the current and prior period-end total capital in determining adjusted ROIC. Management believes adjusted ROIC provides useful information to us and our investors regarding our financial condition and results of operations because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested, and management uses adjusted ROIC to assist them in capital resource allocation decisions and in evaluating business performance.